EXHIBIT 21
                                                                     Page 1 of 1


                                                     State/Country         Name(s) under which Subsidiary
List of Subsidiaries                               of  Incorporation             does business (1)
----------------------------------------------------------------------------------------------------------
Advanced Circuit Technology, Inc.                  Delaware, U.S.A.         Advanced Circuit Technology
Amphenol Australia Pty Ltd.                            Australia
Amphenol Benelux B.V.                               The Netherlands                  Amphenol
Amphenol Borg Limited                                   England
Amphenol do Brasil Ltd.                                 Brazil                       Amphenol
Amphenol Canada Corp.                               Ontario, Canada                  Amphenol
Amphenol Commercial and Industrial UK, Limited          England
Amphenol Dae Shin Electronics and
      Precision Co., Ltd.                                Korea                 Dae Shin Electronics
Amphenol East Asia Limited                             Hong Kong               AEAL, AEAM, Amphenol
Amphenol Foreign Sales Corporation                     Barbados
Amphenol Funding Corporation                       Delaware, U.S.A.
Amphenol Germany GmbH                                   Germany
Amphenol Gesellschaft m.b.H.                            Austria                      Amphenol
Amphenol Holdings Pty. Ltd.                            Australia
Amphenol Holding UK, Limited                            England
Amphenol Interconnect Products Corporation         Delaware, U.S.A.                    AIPC
Amphenol International Ltd.                        Delaware, U.S.A.
Amphenol Italia, S.p.A.                                  Italy                       Amphenol
Amphenol Japan K.K.                                      Japan                       Amphenol
Amphenol Limited                                        England                      Amphenol
Amphenol Socapex S.A.S.                                 France                        Socapex
Amphenol Svenska, AB                                    Sweden
Amphenol Aerospace France, Inc.                    Delaware, U.S.A.
Amphenol Commercial & Industrial
     France, L.L.C.                                Delaware, U.S.A.
Amphenol Taiwan Corporation                             Taiwan                       Amphenol
Amphenol Technical Products International Co.           Canada           Technical Products International
Amphenol-Tuchel Electronics GmbH                        Germany                       Tuchel
Amphetronix Limited                                      India                      Amphetronix
Amphenol-TFC (Changzhou)
        Communications Equipment Co. Ltd.                China              Amphenol, Times Fiber, TFC
Amphenol USHoldco. Inc.                            Delaware, U.S.A.
Connexus AB                                             Sweden                       Connexus
Connex Connector Corporation                      California, U.S.A.                  Connex

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(1)   Each subsidiary also does business under the corresponding corporate name listed in column 1.

                                                                      EXHIBIT 21
                                                                     Page 2 of 2

                                                     State/Country       Name(s) under which Subsidiary
List of Subsidiaries                               of  Incorporation            does business (1)
----------------------------------------------------------------------------------------------------------
Kai Jack Industrial Co., Ltd.                           Taiwan                       Kai Jack
LPL Technologies Holding GmbH                           Germany
Optimize Manufacturing Co.                          Arizona, U.S.A.                  Optimize
Productos de Memoria S.A. de C.V.                       Mexico
Pyle-National Ltd.                                      England                    Pyle-National
Pyle-National of Canada Inc.                        Ontario, Canada                Pyle-National
Spectra Strip Limited                                   England
TFC South America S.A.                                 Argentina                    Times Fiber
Sine Systems*Pyle Connectors Corporation           Delaware, U.S.A.             Sine, Pyle-National
Times Fiber Communications, Inc.                   Delaware, U.S.A.                 Times Fiber
Times Fiber Canada Limited                          Ontario, Canada                 Times Fiber
Matir, S.A.                                             Uruguay

--------------------------------------------------------------------------------
(1) Each subsidiary also does business under the corresponding corporate name listed in column 1.